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                                                                    Exhibit 11.1



                      NEOPROBE CORPORATION AND SUBSIDIARIES
                     COMPUTATION OF INCOME (LOSS) PER SHARE

                                                                   Three Months Ended June 30,        Six Months Ended June 30,
                                                                     2000             1999              2000              1999
                                                                  -----------     ------------      ------------     -------------
Weighted average number of common shares
  outstanding used in computing basic income
  (loss) per share                                                 25,850,777       22,972,910        25,513,614        22,960,700

Add net shares issuable pursuant to stock option
  plans less shares assumed repurchased at the
  average market price                                                331,211               --                --                --

Add net shares issuable pursuant to outstanding
  warrants less shares assumed repurchased at the
  average market price                                                552,910               --                --                --
                                                                  -----------     ------------      ------------      ------------
Weighted average number of common shares outstanding
  used in computing diluted income (loss) per share                26,734,898       22,972,910        25,513,614        22,960,700
                                                                  ===========     ============      ============      ============

Income (loss) attributable to common stockholders                 $   639,313     $ (1,470,943)     $   (152,217)     $ (4,590,215)

Basic income (loss) per share attributable to
  common stockholders                                             $      0.02     $      (0.06)     $      (0.01)     $      (0.20)
                                                                  ===========     ============      ============      ============

Diluted income (loss) per share attributable to
  common stockholders                                             $      0.02     $      (0.06)     $      (0.01)     $      (0.20)
                                                                  ===========     ============      ============      ============